EXHIBIT 12.01


                         The Travelers Inc. and Subsidiaries
                  Computation of Ratio of Earnings to Fixed Charges
                      (In millions of dollars, except for ratio)

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                                                                                             Six months ended June 30,
                                                                                           ----------------------------

                                                                                              1994                   1993
                                                                                              ----                   ----
              Income before income taxes, minority interest and cumulative
                effect of changes in accounting principle                                  $1,028                 $  630
              Elimination of undistributed equity earnings                                      -                    (45)
              Pre-tax minority interest                                                         -                    (18)
              Interest                                                                        517                    315
              Portion of rentals deemed to be interest                                         66                     21
                                                                                            -----                  -----
                Earnings available for fixed charges                                       $1,611                 $  903
                                                                                            =====                  =====
              Fixed charges
              -------------
              Interest                                                                       $517                 $  315
              Portion of rentals deemed to be interest                                         66                     21
                                                                                            -----                  -----
                Fixed charges                                                              $  583                 $  336
                                                                                            =====                  =====

              Ratio of earnings to fixed charges                                              2.76x                 2.69x
                                                                                             =====                 =====


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